UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.

Portland General Electric Company (PGE, or the Company) and certain stakeholder groups reached a settlement that resolves remaining issues in PGE's general rate case not yet addressed in any prior stipulation. Terms of the agreement and the resulting stipulation were submitted to the Public Utility Commission of Oregon (OPUC) on October 6, 2023, in Docket UE 416.

PGE filed its general rate case based on a 2024 test year (2024 GRC) with the OPUC on February 15, 2023. PGE's initial filing requested a revenue requirement increase of $340 million.

The proposed net increase in annual revenue requirement in the 2024 GRC was based upon a:
•capital structure of 50% debt and 50% equity;
•return on equity of 9.8%;
• cost of capital of 7.06%, which reflected updates for actual and forecasted debt costs; and
• rate base of $6.3 billion.

The agreement in the settlement calls for a:
• capital structure of 50% debt and 50% equity;
• return on equity of 9.5%;
• cost of capital of 6.993%, which reflects updates for actual and forecasted debt costs; and
• rate base of $6.2 billion.

After adjusting for the effects of settled items, PGE's adjusted annual revenue requirement increase is $391 million, which consists of the following changes (in millions):

As filed (includes $109 million related to Net Variable Power Cost (NVPC))		$340
NVPC Updates		74
Base Business Revenue Requirement Updates:
Load Forecast Update	18
Unspecified Rate Base items(1)	(9)
Unspecified Operations & Maintenance (O&M) items(2)	(17)
Cost of debt settlement to reflect actual financing costs	5
Return on Equity	(13)
Production Tax Credits (PTCs) deferred tax asset (DTA)(3)	(3)
Other miscellaneous	(4)
Subtotal		(23)
As updated (includes $183 million related to NVPC)		$391
(1) Items settled include Faraday Resiliency and Repowering Project, Transportation Electrification investments, Transmission and Distribution investments, fuel stock, and various other rate base associated items. Such adjustments are not attributable to any individual item. Parties to this settlement agree that this resolves all issues concerning recovery of costs included in the 2024 GRC for the Faraday Resiliency and Repowering Project.
(2) Items settled include employee benefits, labor costs, other revenue, property insurance, taxes, fixed O&M, and various other operating expenses. Such adjustments are not attributable to any individual item.
(3) The 2023 PTCs currently included in PGE’s rate base as a DTA will be removed and parties agree to support or not oppose a property sales application filed by PGE to sell the 2023 PTCs for no less than 90% of the PTC value.

Other key issues resolved between PGE, OPUC staff, and certain customer groups in the final settlement include:
•provision, which will sunset after December 31, 2025, to recover 80% of costs for Reliability Contingency Events (as defined in the settlement) above amounts forecast in the AUT without application of an earnings test, and allowance for the remaining 20% to flow through the existing PCAM;
•inclusion of incremental NVPC associated with additional capacity contracts from counterparties that was not contemplated in the original AUT filing;
•establishment of a balancing account that will sunset after December 31, 2026, for recovery of routine vegetation management expenses with an initial baseline of $52 million, included in the annual revenue requirement, with any variance above or below the baseline subject to an earnings test at the Company's authorized return on equity. Parties have agreed to engage in a subsequent process to establish metrics that can be applicable going forward to PGE's routine vegetation management spending;
•a tariff filing no later than 90 days after the OPUC order on the 2024 GRC that proposes for residential and small non-residential customers weather-normalized decoupling that would sunset after December 31, 2025;
•withdrawal of the proposal for associated storage from the Renewable Automatic Adjustment Clause; and
•updates to PGE's Income Qualified Bill Discount program to reflect increased discount tiers and completion of a Low Income Needs Assessment by June 30, 2024.

The stipulation remains subject to OPUC approval. Regulatory review of the 2024 GRC will continue with a final OPUC order expected to be issued no later than December 2023. PGE will submit a planned update to NVPC in mid-November. Final customer rate impacts cannot be assessed absent the mid-November NVPC update coupled with the OPUC's final order. The OPUC has significant discretion in making the final determination of the GRC that may result in the disallowance of certain costs for recovery in customer prices, which could be material to PGE’s financial position, results of operations, and cash flows. Costs directly disallowed for recovery in customer prices, if any, would be charged to expense at the time such disallowance becomes probable and reasonably estimable. Management cannot predict the outcome of the case.

Stipulating parties agree that this stipulation is in the public interest, and will result in customer prices that are fair, just, and reasonable. More information about the 2024 GRC filing (OPUC Docket UE 416) is available on the OPUC Internet website at www.oregon.gov/puc.

Forward-Looking Statements

Statements in this report that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as “to be issued,” "anticipates," “assumes,” "believes," "conditioned upon," "estimates," "expects," "intends," “plans,” “projected,” and similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the outcome of various legal and regulatory actions; demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the Company's inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, which could affect the access to and availability of cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or third party liability; cyber security breaches of the Company's customer information system or operating systems, data security breaches, or acts of terrorism, which could disrupt operations, require significant expenditures, or result in claims against the Company; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; and widespread health emergencies which may affect our financial position, results of operations and cash flows. As a result, actual results may differ materially from those projected in the forward-looking statements.

These risks and uncertainties are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	October 6, 2023	By:	/s/ Joseph R. Trpik
Joseph R. Trpik
Senior Vice President, Finance and Chief Financial Officer
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